Re:	Letter of Variation to “Import and Distribution Agreement” dated January 1, 1992.

By and between the parties:

-	FERRARI SpA of 41053 Maranello (Modena), Via Abetone Inferiore 4, Italy (“Ferrari”);

-	ITALIAN MOTORS (SALES & SERVICE) LTD, of 90 Sung Wong Toi Road, Tokwawan, Kowloon, Hong Kong (“Italian Motors”); and

-	AUTO ITALIA LTD of 90 Sung Wong Toi Road, Tokwawan, Kowloon, Hong Kong (“Auto Italia”)

WHEREAS - a continuous Agreement, the “Import and Distribution Agreement” dated January 1, 1992, exists between FERRARI and ITALIAN MOTORS, for the territory of Hong Kong and Macau;

IT IS NOW HEREBY UNDERSTOOD AND AGREED by all undersigned parties that the “Import and Distribution Agreement” dated January 1, 1992, shall continue in operation with full force and effect of all clauses and provisions therein, except to the extent that it is agreed between the parties that the business of FERRARI motor vehicle distribution was sold by ITALIAN MOTORS to its associated company AUTO ITALIA (both companies being subsidiaries within the same Group, with the same ultimate parent company) effective from January 1, 2003. It was agreed that the sale of the business to AUTO ITALIA by ITALIAN MOTORS was with the agreement and understanding of FERRARI, who hereby confirm that the said “Import and Distribution Agreement” dated January 1, 1992 shall continue in full force and effect, but shall now be effective between FERRARI and AUTO ITALIA. It is however understood that - should AUTO ITALIA fail to comply with the obligations assumed with, or anyhow deriving from, the said “Import and Distribution Agreement” dated January 1, 1992 and/or be in breach of the relevant terms and conditions - ITALIAN MOTORS shall indemnify Ferrari and keep Ferrari indemnified against all demands, claims, liabilities, losses, costs and expenses whatsoever including all legal and other costs, charges and expenses that Ferrari may incur in connection with the breach of, or failure to comply with, said “Import and Distribution Agreement” dated January 1, 1992.

Signed and agreed and approved:

For and on behalf of FERRARI SpA

Name: Title:	Date: 27th November 2003

For and on behalf of ITALIAN MOTORS (SALES & SERVICE) LTD

Name: Title:	Date: 27th November 2003

For and on behalf of AUTO-ITALIA LTD

Name: Title:	Date: 27th November 2003